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                                                                    EXHIBIT 4.10

                      ANNEX B TO THE SUBSCRIPTION AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement constitutes a part of a Subscription Agreement (the "Subscription Agreement") relating to the sale by Online Resources & Communications Corporation, a Delaware corporation (the "Company") of shares (the "Shares") of the Company's Common Stock, (the "Common Stock") $.0001 par value. The Shares are being sold in a private placement transaction (the "Placement") which is exempt from the registration requirements for the Securities Exchange Act of 1933, as amended (the "Securities Act"). In the Placement, the Company is offering a minimum of 1,200,000 and a maximum of 2,800,000 Shares at a purchase price of $2.50 per share. Each purchaser of Shares in the Placement (a "Purchaser") will execute a Subscription Agreement substantially in the form of the Subscription Agreement of which this Registration Rights Agreement forms a part, and each such Subscription Agreement will provide the Purchaser with the registration rights with respect to the Common Stock as set forth herein.

         1. If the Company at any time proposes to register any of its securities on a form which permits the inclusion of Common Stock, the Company will, each such time and so long as the Purchaser owns Common Stock, give written notice to the Purchaser of its intention to effect such registration and allow the Purchaser, together with all other Purchasers who elect to do so, the right to participate in such registration as to all or a portion of the Common Stock as to which the Purchaser shall have requested such right in writing within 10 days of receipt of the Company's notice. The Company may, without the consent of the Purchaser, withdraw any registration statement filed under this paragraph and abandon the proposed offering.

         2. All expenses incurred in effecting the registration referred to in
Section 1 of this Agreement, including but not limited to, all registration and filing fees relating to securities being sold by the Company, printing expenses, fees and disbursements of counsel for the Company, underwriting expenses and commissions (insofar as such commissions relate to the sale of securities by the Company), expenses of any audits or other accounting fees and expenses incident to such registration, expenses of complying with state securities or blue sky laws, listing or similar fees, and costs and fees of any transfer agent shall be borne by the Company in any such registration. The Purchaser who exercises his registration rights shall bear his proportionate cost of SEC and NASD filing fees and other registration fees related to the sale of Shares by such Purchaser and the proportionate cost of counsel for Purchasers and the cost of any counsel which such Purchaser may individually employ in connection with the registration.

         3. In the event that the Company receives requests from Purchasers to participate in a registration in accordance with Section 1 and such registration relates to an underwritten public offering, the right of the Purchaser and all other Purchasers to participate in the offering is subject to limitation in accordance with the terms of this Section 3. If the managing underwriter or underwriters for the offering furnish a written opinion that the total amount of Common Stock to be included in the offering would exceed the maximum amount of Common Stock (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of the Common Stock and without materially and adversely affecting such offering, then the right of the Purchaser and all other Purchasers to participate in such offering shall be subordinate, in whole or in part, to the right of the Company to sell securities in the offering. In the event that the opinion of the underwriters specifies that some, but not all, Shares may reasonably be sold in the offering without materially affecting the offering price or other terms of the offering, such number of specified Shares as may be sold by the Purchasers shall be prorated, as nearly as possible to the nearest 100 shares, among all Purchasers who requested to participate in the registration based on the relative number of Shares which each such Purchaser had originally requested be included in the registration.


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         4. In the event of any registration of any Shares pursuant to this
Agreement, the Company shall indemnify and hold harmless the Purchaser and each underwriter (as defined in the Securities Act), each other person who participates in the offering of Common Stock and each other person, if any, who controls (within the meaning of the Securities Act) the Purchaser, such underwriter or participating person against any losses, claims, damages or liabilities, joint or several, to which the Purchaser, such underwriter, participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which the Common Stock were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection therewith, or any amendment or supplement thereto, or (ii) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Purchaser, each such underwriter, participating person or controlling person for any legal or other expenses reasonably incurred by any such person in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the Company shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such person specifically for use in such document.

         In the event of any registration of any Common Stock pursuant to this Agreement, the Purchaser agrees to provide indemnities to and hold harmless each underwriter (as defined in the Securities Act) and each other person, if any, who controls (within the meaning of the Securities Act) such underwriter in a nature similar to that set forth in the foregoing paragraph, provided, that such indemnity shall only relate to any losses, claims, damages or liabilities which arise out of or are based upon any untrue statement or alleged omission made in the registration statement, preliminary prospectus, prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein, and provided, further, that the aggregate amount payable by the Purchaser pursuant to the indemnity provided for under this paragraph shall not exceed the net proceeds received by such Purchaser from the sale of Shares.

         The terms of the foregoing indemnities may be set forth more fully in an underwriting agreement between the Company, the Purchaser and the underwriters for the offering relating to an underwritten public offering.

         6. In addition to the foregoing indemnity provisions, the Company and the Purchaser agree to enter into an underwriting agreement with the underwriters of any underwritten public offering containing such terms as are reasonably customary for such agreements.

         7. This Agreement constitutes a binding agreement between the Company and the Purchaser as for the date of execution of the Subscription Agreement of which this Agreement forms a part. The registration rights provided for in this Agreement will become effective on the date of closing of the sale of Shares by the Company to the Purchaser pursuant to this Subscription Agreement. The rights herein do not constitute part of the right of all holders of the Common Stock but constitute rights given by the Company to the Purchaser, and the Purchasers heirs, successors or permitted assigns. The registration may not be transferred or assigned by the Purchaser to another party without the prior written consent of the Company.



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